                                                                      EXHIBIT 32

                    CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
    (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED
                                  STATES CODE)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of Penton Media, Inc. (the "Company"), hereby certifies, that the Company's quarterly report for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report") that to his knowledge:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.


Dated: August 15, 2005                  /s/ David B. Nussbaum
                                        ----------------------------------------
                                        David B. Nussbaum
                                        Chief Executive Officer


                                        /s/ Preston L. Vice
                                        ----------------------------------------
                                        Preston L. Vice
                                        Chief Financial Officer